UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 20, 2013  (February 13, 2013)

ARMOUR Residential REIT, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
 (Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2013, ARMOUR Residential REIT, Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC as the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 65,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Firm Shares”). The Common Stock Underwriting Agreement granted the Underwriters an option (the “Option”) to purchase an additional 9,750,000 shares (the “Option Shares,” and together with the Firm Shares, the “Shares”) during the 30-day period following the execution of the Common Stock Underwriting Agreement.

The Underwriters agreed to purchase the Firm Shares from the Company with the option to purchase the Option Shares, pursuant to the Common Stock Underwriting Agreement, at a price of $6.75 per share. The Firm Shares were offered (the “Common Stock Offering”) under a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-182583) (the “Registration Statement”). The material terms of the Firm Shares are described in the Company’s prospectus supplement, dated February 14, 2013 and filed with the Commission on February 19, 2013, pursuant to Rule 424(b)(5) of the Securities Act, which relates to the Common Stock Offering and supplements the Company’s prospectus contained in the Registration Statement, which was automatically declared effective on July 9, 2012. The foregoing description of the Common Stock Underwriting Agreement is qualified in its entirety by reference to the Common Stock Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 8.01.	Other Items.

On February 13, 2013, the Company announced the commencement of the Common Stock Offering. A copy of the Company’s press release relating to the commencement of the Common Stock Offering, dated February 13, 2013, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On February 14, 2013, the Company announced the pricing of the Common Stock Offering. A copy of the Company’s press release relating to the pricing, dated February 14, 2013, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On February 15, 2013, Citigroup Global Markets Inc., UBS Securities LLC and Deutsche Bank Securities Inc., as the representatives to the several underwriters named in Schedule I to the Underwriting Agreement (the “Representatives”), dated February 7, 2013, between the Company, ARMOUR Residential Management LLC and the Representatives (the “Preferred Stock Underwriting Agreement”), partially exercised their option to purchase additional shares of the Company’s 7.875% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”), pursuant to the Preferred Stock Underwriting Agreement. On February 20, 2013, the Company completed its offering of 250,000 additional shares of Series B Preferred Stock. The Preferred Stock Underwriting Agreement is included as Exhibit 1.2 hereto and incorporated by reference herein.

On February 20, 2013, the Company completed its Common Stock Offering of 65,000,000 Firm Shares at a price of $6.75 per share for total net proceeds of approximately $438,500,000, after deduction of estimated offering expenses of $250,000.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed with this Current Report pursuant to Item 601 of the Commission’s Regulation S-K in lieu of filing the otherwise required exhibits to the Registration Statement. This Current Report is incorporated by reference into the Registration Statement, and, as such, the Company is incorporating by reference the exhibits to this Current Report to cause them to be incorporated by reference into the Registration Statement as exhibits thereto. By filing this Current Report and the exhibits hereto, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represent, individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of the Commission’s Regulation S-K) in the information set forth in, and incorporated by reference into, the Registration Statement.

(d) Exhibits

Exhibit No.	Description

1.1	Common Stock Underwriting Agreement
1.2	Preferred Stock Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 12, 2013)
5.1	Opinion of Akerman Senterfitt
8.1	Tax Opinion of Akerman Senterfitt
23.1	Consent of Akerman Senterfitt (included in Ex. 5.1)
23.2	Consent of Akerman Senterfitt (included in Ex. 8.1)
99.1	Press Release, dated February 13, 2013
99.2	Press Release, dated February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMOUR RESIDENTIAL REIT, INC.

Dated: February 20, 2013	By:	/s/ James R. Mountain
	Name:	James R. Mountain
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Common Stock Underwriting Agreement
5.1	Opinion of Akerman Senterfitt
8.1	Tax Opinion of Akerman Senterfitt
23.1	Consent of Akerman Senterfitt (included in Ex. 5.1)
23.2	Consent of Akerman Senterfitt (included in Ex. 8.1)
99.1	Press Release, dated February 13, 2013
99.2	Press Release, dated February 14, 2013